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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Houghton Mifflin Company for the registration of $200,000,000 of securities and to the incorporation by reference therein of our report dated January 26, 1999, except for the third paragraph of Note 14, as to which the date is February 28, 1999, with respect to the consolidated financial statements and schedule of Houghton Mifflin Company included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                                               ERNST & YOUNG LLP

Boston, Massachusetts
May 3, 1999